                                                                    EXHIBIT-10.6

                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                     between

                             STARMEDIA NETWORK, INC.

                                       and

                THE SEVERAL PURCHASERS NAMED IN SCHEDULE I HERETO

                            Dated as of July 25, 1997

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. THE PREFERRED SHARES ..............................................1
       Section 1.1 Issuance. Sale and Delivery of the Preferred Shares .......1
       Section 1.2 Closing ...................................................1

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................1
       Section 2.1 Organization, Qualifications and Corporate Power ..........2
       Section 2.2 Authorization of Agreements, Etc. .........................2
       Section 2.3 Validity ..................................................3
       Section 2.4 Authorized Capital Stock ..................................3
       Section 2.5 Financial Statements ......................................3
       Section 2.6 Events Subsequent to the Date of the Balance Sheet ........4
       Section 2.7 Litigation; Compliance with Law ...........................4
       Section 2.8 Proprietary Information ...................................5
       Section 2.9 Proprietary Rights ........................................5
       Section 2.10 Title to Properties ......................................6
       Section 2.11 Leasehold Interests ......................................6
       Section 2.12 Insurance ................................................7
       Section 2.13 Taxes ....................................................7
       Section 2.14 Other Agreements .........................................7
       Section 2.15 Loans and Advances .......................................9
       Section 2.16 Assumptions, Guaranties, Etc. of
                    Indebtedness of Other Persons ............................9
       Section 2.17 Significant Customers and Suppliers ......................9
       Section 2.18 Governmental Approvals ...................................9
       Section 2.19 Disclosure ..............................................10
       Section 2.20 Offering of the Preferred Shares ........................10
       Section 2.21 Brokers .................................................10
       Section 2.22 Officers ................................................10
       Section 2.23 Transactions With Affiliates ............................10
       Section 2.24 Employees ...............................................11
       Section 2.25 U.S. Real Property Holding Corporation ..................11


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

       Section 2.26 Environmental Protection ................................11
       Section 2.27 ERISA ...................................................12
       Section 2.28 [RESERVED] ..............................................13
       Section 2.29 Qualified Small Business ................................13
       Section 2.30 Foreign Corrupt Practices Act ...........................13
       Section 2.31 Federal Reserve Regulation ..............................13

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ...............13

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS .................14

ARTICLE V. COVENANTS OF THE COMPANY .........................................17
       Section 5.1 Financial Statements, Reports, Etc .......................17
       Section 5.2 [RESERVED] ...............................................18
       Section 5.3 Reserve for Conversion Shares ............................18
       Section 5.4 Corporate Existence ......................................18
       Section 5.5 Properties, Business, Insurance ..........................18
       Section 5.6 Inspection, Consultation and Advice ......................19
       Section 5.7 Restrictive Agreements Prohibited ........................19
       Section 5.8 Transactions with Affiliates .............................19
       Section 5.9 Expenses of Directors ....................................19
       Section 5.l0 Use of Proceeds .........................................19
       Section 5.11 Board of Directors Meetings .............................19
       Section 5.12 Compensation ............................................19
       Section 5.13 By-laws .................................................19
       Section 5.14 Performance of Contracts ................................20
       Section 5.15 Vesting of Reserved Employee Shares .....................20
       Section 5.16 Employee Nondisclosure and Developments Agreements ......20
       Section 5.17 Activities of Subsidiaries ..............................20
       Section 5.18 Compliance with Laws ....................................20
       Section 5.19 Keeping of Records and Books of Account .................20
       Section 5.20 Change in Nature of Business ............................21
       Section 5.21 Rule 144A Information ...................................21
       Section 5.22 Compensation and Audit Committees .......................21


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       Section 5.23. Termination of Covenants ...............................21

ARTICLE VI. MISCELLANEOUS ...................................................21
       Section 6.1 Expenses .................................................21
       Section 6.2 Survival of Representatives; Termination of Agreements ...22
       Section 6.3 Brokerage ................................................22
       Section 6.4 Parties in Interest ......................................22
       Section 6.5 Lock-Up Agreement ........................................22
       Section 6.6 Notices ..................................................22
       Section 6.7 Governing Law ............................................23
       Section 6.8 Entire Agreement .........................................23
       Section 6.9 Counterparts .............................................23
       Section 6.10 Amendments ..............................................23
       Section 6.11 Severability ............................................23
       Section 6.12 Titles and Subtitles ....................................23
       Section 6.13 Certain Defined Terms ...................................23


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INDEX TO SCHEDULES

SCHEDULE I              Purchasers
SCHEDULE II             Disclosure Schedule

INDEX TO EXHIBITS (Not included in Form S-1 Registration Statement filing)

EXHIBIT A              Form of Registration Rights Agreement
EXHIBIT B              Form of Stockholders' Agreement
EXHIBITS C-1 and C-2   Form of Founders Agreements
EXHIBIT D              Charter and All Amendments Thereto
EXHIBIT E              Form of Employee Nondisclosure and Developments Agreement
EXHIBIT F              Form of Opinion of Counsel
EXHIBIT G              Form of SBA Side Letter
EXHIBIT H              Form of Stock Option Plan


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

      SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of July 25, 1997, between StarMedia Network, Inc., a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

      WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 7,330,000 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, $0.001 par value, of the Company (the "Series A Convertible Preferred Stock"); and

      WHEREAS, the Purchasers, severally but not jointly, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                              THE PREFERRED SHARES

      Section 1.1 Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

      Section 1 .2 Closing. The closing shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 120 West 45th Street, New York, New
York 10036 at 10:00 a.m., New York time, on July 25, 1997, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a certified check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on
Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, (iii) deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum, or (iv) deliver or transfer such sum to the Company by any combination of such methods of payments.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):


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

      Section 2.1 Organization, Qualifications and Corporate Power.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have material and adverse effect on the business, prospects, financial condition, operations, property or affairs of the company ("Material Adverse Effect"). The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Registration Rights Agreement"), the Stockholders' Agreement with the parties thereto named in paragraph (h) of Article IV of this Agreement, in the form attached as Exhibit B (the "Stockholders' Agreement), and the Amended Employment Agreements with each of Fernando Espuelas and Jack Chen (each a "Founder" and collectively the "Founders") in the forms attached as Exhibits C1 and C2 (the "Founders Agreements" and, together with the Registration Rights Agreement and the Stockholders Agreement, the "Transaction Documents"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $0.001 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

            (b) The Company has no subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

      Section 2.2 Authorization of Agreements, Etc.

            (a) The execution and delivery by the Company of this Agreement and the Transaction Documents; the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. To the Company's knowledge, without having investigated such matter, no provision of the Stockholders' Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

            (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances' imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right to stockholders of the Company or to any right of first refusal or other right in favor of any person.

      Section 2.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

      Section 2.4 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 8,000,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), of which 7,330,000 shares have been designated Series A Convertible Preferred Stock, and (ii) 70,000,000 shares of Common Stock, $0.001 par value. Immediately prior to the Closing, 10,012,000 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and no shares of Preferred Stock will have been issued. An aggregate of 7,330,000 shares of Common Stock has been reserved for issuance upon conversion of the Preferred Shares. An aggregate of 2,000,000 shares of Common Stock has been reserved for issuance pursuant to the Company's Stock Option Plan, of which options to purchase 1,839,933 shares have been granted to date. The designations, powers, preferences, rights, qualifications, limitation and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit D, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Disclosure Schedule, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Disclosure Schedule, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stockholders' Agreement, neither the Company nor, to the Company's knowledge, without having investigated such matter, any other person is party to any voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

      Section 2.5 Financial Statements. The Company has furnished to the Purchasers (i) the balance sheet of the Company as of December 31, 1996 and the related unaudited statements of income and stockholders' equity for the year then ended, and (ii) the unaudited balance sheet of the Company as of March 31, 1997 (the "Balance Sheet"). All such financial statements have been prepared consistent with the cash method of accounting and fairly present the financial position of the Company as of December 31, 1996 and the results of their operations for the year ended December 31, 1996. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

      Section 2.6 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, except as set forth in the attached Disclosure Schedule, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts enter into in the ordinary course of business
(iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company,
(xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

      Section 2.7 Litigation; Compliance with Law. Except as set forth on the attached Disclosure Schedule there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any foreign or domestic Federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) foreign or domestic governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from foreign or domestic legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any foreign or domestic Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, threatened or contemplated against others. The Company has commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, threatened or contemplated against others. The Company has complied with all foreign and domestic laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except to the extent that the failure to do any of the foregoing would not have a Material Adverse Effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether foreign or domestic, Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

      Section 2.8 Proprietary Information. (a) To the best of the Company's knowledge, no third party has claimed or has reason to claim that any officer or director or other person employed by or engaged by the Company has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no officer or director or other person employed by or engaged by the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no officer or director or other person employed by or engaged by the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

      Section 2.9 Proprietary Rights. Set forth in the Disclosure Schedule is a list and brief description of (i) all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right, (ii) all licenses and other agreements with third parties (the "Third Party Licenses") relating to any software, copyrights, technology, know-how or processes that the Company has licensed or is otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed or services provided by the Company (such software, technology, know-how and processes being collectively referred to as "Third Party Technology"). The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how, including without limitation the Third Party Technology (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, free and clear of all liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of other and encumbrances (including, without limitation, distribution rights). The foregoing representation as it relates to Third Party Technology is limited to the Company's interest pursuant to the Third Party Licenses, all of which are valid and enforceable and in full force and effect and which grant the Company such right to Third Party Technology as are employed in or necessary to the business of the Company as conducted or proposed to be conducted. All of the Company's registered patents, trademarks and copyrights in any of the Company Products and applications therefor, if any, are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in the attached disclosure schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with, constitute misappropriation of or in any way involves unfair competition with respect to, the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). Except as set forth in the attached disclosure schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule II has been cited to the United States Patent and Trademark Office. To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or any adaptations, translations or derivative works based on such products, or to provide the service or proposed services of the Company.

      Section 2.10 Title to Properties. The Company has good, clear and valid title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, including, without limitation, the ability of the Company to secure financing using such properties and assets as collateral. To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

      Section 2.11 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

      Section 2.12 Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.5.

      Section 2.13 Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. All material tax elections of any type which the Company has made as of the date hereof are set forth in the financial statements referred to in Section 2.5. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code") that the Company be taxed as an S corporation. The Company's net operating losses for Federal income tax purposes, as set forth in the financial statements referred to in Section 2.5, are not subject to any limitations imposed by Section 382 of the Code and the full amount of such net operating losses are available to offset the taxable income of the Company for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

      Section 2.14 Other Agreements. Except as set forth in the attached Disclosure Schedule, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Disclosure Schedule, the Company is not a party to or otherwise bound by any written or oral:

            (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

            (b) sales agreement which entitled any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form agreements;

            (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

            (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

            (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

            (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

            (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans which are not self-insured and are applicable to employees generally);

            (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

            (i) guaranty of any obligation for borrowed money or otherwise;

            (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

            (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

            (1) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

            (m) assignment, license or other agreement with respect to any form of intangible property;

            (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

            (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

            (p) other agreement or group of related agreements with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business; or

            (q) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the

      "Commission") as an exhibit to a registration statement on Form S-l if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

Any agreement specified in the Disclosure Schedule pursuant to this Section 2.14 is hereafter referred to as a "Material Agreement". The Company, and to the best of the Company's knowledge after due inquiry, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or such non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement. The Company has no present expectation or intention of not fully performing all its obligations under each such Material Agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Agreement, to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

      Section 2.15 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

      Section 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit in collection in the ordinary course of business.

      Section 2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.5 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

      Section 2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stockholders' Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to Federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

      Section 2.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Business Plan of the Company dated [March], 1997 (the "Business Plan"), contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or is reasonably likely to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. The financial projections and other estimates contained in the Business Plan were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. Except as set forth in the Disclosure Schedule, as of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

      Section 2.20 Offering of the Preferred Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

      Section 2.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      Section 2.22 Officers. Set forth in the Disclosure Schedule is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 1997. Except as set forth in the Disclosure Schedule, none of such persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company.

      Section 2.23 Transactions With Affiliates. Except as set forth in the Disclosure Schedule, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

      Section 2.24 Employees. Except as set forth on the Disclosure Schedule, each of the officers of the Company, each key employee and each other employee now employed by the

Company who has access to confidential information of the Company has executed an Employee Nondisclosure and Developments Agreement] substantially in the form of Exhibit E (collectively, the "Employee Nondisclosure and Developments Agreements"), and such agreements are in full force and effect. To the best knowledge of the Company, no employee or former employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with the Company. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

      Section 2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenues Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

      Section 2.26 Environmental Protection. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company, the operation of its business, and, to the best knowledge of the Company, any real property that the Company owns, leases or otherwise occupies or uses (the "Premises"), are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required of it by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C Sections 6901 et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

      Section 2.27 ERISA.

            (a) Except as set forth on the Disclosure Schedule, the Company, prior to the date of this Agreement, has not maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, and, as of the date of this Agreement, has not adopted or established, does not maintain, does not contribute to an is not required to contribute to, and does not otherwise participate in and is not required to participate in,

                  (i) any "employee welfare benefit plan" or "welfare plan" as defined under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  (ii) any "employee pension benefit plan" or "pension plan" as defined under Section 3(2) of ERISA;

                  (iii) any "excess benefit plan" as defined under Section 3(36)
            of ERISA;

                  (iv) any "multiemployer plan" as such term is defined under
            Section 3(37)(A) of ERISA;

                  (v) any "multiple employer welfare arrangement" as defined under Section 3(40) of ("ERISA");

                  (vi) any plan, fund, program, agreement or arrangement which is unfunded and which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as such term is referred to in Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA; or;

                  (vii) any other plan, fund program, agreement of arrangement, whether oral or written, which was or could have been prior to the date of this Agreement, or which is or could be as of the date of this Agreement, subject to any of the provisions of ERISA or the Code;

            (b) The Company has not committed itself, orally or in writing, to create, establish, adopt, maintain or participate in any plan, fund, program, agreement or arrangement described in paragraph (a) hereof. In addition, except as disclosed in the Disclosure Schedule, the Company has not committed itself, orally or in writing, to provide or to cause to be provided any severance, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee).

            (c) Notwithstanding anything else set forth herein, except as set forth in the Disclosure Schedule, there exists no condition or set of circumstances which has resulted in, or which could result in the imposition of liability under ERISA, the Code, or other applicable law with respect to any plan, fund, program agreement or arrangement described in paragraph (a) of this
Section 2.

      Section 2.28 [RESERVED]

      Section 2.29 Qualified Small Business. The Company represents that, as of the date of this Agreement, it qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the

Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the shares to qualify as Qualified Small Business Stock; provided that, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action, which in its good faith business judgment is not in the best interests of the Company or its stockholders.

      Section 2.30 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of the Company's knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

      Section 2.31 Federal Reserve Regulation. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Preferred Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser, severally and not jointly, represents and warrants to the Company that:

            (a) such Purchaser, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party, and to purchase the Preferred Shares being purchased by it hereunder

            (b) the execution and delivery by such Purchaser of this Agreement and the Transaction Documents; the performance by such Purchaser of its obligations hereunder and thereunder, and the purchase of the Preferred Shares have been duly authorized by all requisite organizational action.

            (c) this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms.

            (d) such Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

            (e) such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

            (f) such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

            (g) the Preferred Shares being purchased by such Purchaser are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

            (h) such Purchaser understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

            (i) if such Purchaser sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV.

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

      The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (a) Opinion of Company's Counsel. The Purchasers shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, to the effect set forth in Exhibit E hereto.

            (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

            (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

            (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

            (e) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                        (i) (A) the Charter, certified as of a recent date by
                  the Secretary of State of the State of Delaware, (B) a certificate of said Secretary, dated as of a recent date, as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary and (C) a certificate of the Secretary of the State of the State of Connecticut, dated as of a recent date, as to the good standing of the Company in such state.

                        (ii) a certificate of the Secretary or an Assistant
                  Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance, sale and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Transaction Documents;
                  (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement or any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                        (iii) such additional supporting documents and other
                  information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

            (f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

            (g) Stockholders' Agreement. The Stockholders' Agreement shall have been executed and delivered by the Company and each of the Founders.

            (h) Founders Agreement. The Company shall have entered into a Founder's Agreement with each of the Founders.

            (i) Charter. The Charter shall read in its entirety as set forth in Exhibit D. The Charter shall have been duly amended, if necessary, to provide that: (i) all directors of the Company shall be indemnified against, and absolved of, liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware, and (ii) the number of shares of authorized Common Stock of the Company may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

            (j) By-Laws. The Company's By-laws shall have been amended, if necessary, to provide that (i) unless otherwise required by the laws of the State of Delaware, (A) any two directors and (B) any holder or holders of at least 1,500,000 shares of Series A Convertible Preferred Stock shall have the right to call a meeting of the Board of Directors or stockholders and (ii) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Convertible Preferred Stock as set forth in the Charter.

            (k) Employee Agreements. Copies of the Employee Nondisclosure and Developments Agreements shall have been delivered to counsel for the Purchasers.

            (l) SBA Side Letter. A letter in the form of Exhibit G hereto obligating the Company with respect to certain regulatory requirements of the Small Business Administration shall have been executed and delivered by the Company.

            (m) Stock Option Plan. A Stock Option Plan, in the form of Exhibit H hereto, shall have been approved by the Board of Directors of the Company.

            (n) (n) Election of Directors. The number of directors constituting the entire Board of Directors shall have been fixed at seven and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: Fernando Espuelas and Jack Chen as the directors elected solely by the holders of the Common Stock, Fred Wilson, __________ and __________ as the directors elected solely by the holders of the Series A Convertible Preferred Stock, and _______ and _________ as the two directors with relevant industry expertise as the directors elected by both the holders of a majority of the Common Stock, voting as a separate class, and the holders of a majority of the Series A Convertible Preferred Stock, voting as a separate series.

            (o) Key Person Insurance. An insurance company of national standing shall have executed a binding commitment to provide the Key Person Insurance (as defined in Section 5.5).

            (p) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

            (q) Fees of Purchasers' Counsel and Consultants. The Company shall have paid in accordance with Section 6.1 the fees and disbursements of Purchasers' counsel and consultants invoiced at the Closing.

All such documents shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

      The Company covenants and agrees with each of the Purchasers that:

      Section 5.1 Financial Statements, Reports, Etc. Until the consummation of an underwritten public offering of the Company's Common Stock conducted by a major bracket underwriter that results in net proceeds to the Company of at least $20 million and at a price per share of at least $4.00 (as adjusted for stock splits, combinations and the like) (a "Qualified Public Offering") the Company shall furnish to each Purchaser that shall hold at least 200,000 Preferred Shares:

            (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

            (b) on or before September 30, 1998, consolidated statements of income of the Company and its subsidiaries, if any, for the period beginning July 1, 1997 and ending June 30, 1998 for such period, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

            (c) within twenty (20) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

            (d) at the time of delivery of each annual financial statement pursuant to Section 5.1(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

            (e) at the time of delivery of each monthly statement pursuant to
Section 5.1(c), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

            (f) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

            (g) promptly following receipt by the Company, each audit response letter, accountants management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

            (h) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.7 that could materially adversely affect the Company or any of its subsidiaries, if any;

            (i) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

            (j) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

      Section 5.2 [RESERVED]

      Section 5.3 Reserve for Conversion Shares. The Company shall at all times keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its best efforts to obtain any authorization, consent, approval or other action by, and will make any filing with, any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

      Section 5.4 Corporate Existence. The Company shall maintain and, except as otherwise permitted by Section 5.17 cause each of its subsidiaries (if any) to maintain their respective corporate existence, rights and franchises in full force and effect.

      Section 5.5 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries (if any) to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the lives of Fernando Espuelas and Jack Chen (so long as they remain employees of the Company), in the amount of $2,000,000 each (the "Key Person Insurance"). The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of the Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

      Section 5.6 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries (if any) to permit each Purchaser which holds at least 200,000 Preferred Shares and covenants to preserve the confidentiality of the Company's proprietary information and its agents and representatives, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

      Section 5.7 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of any of this Agreement, the Transaction Documents or the Charter.

      Section 5.8 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

      Section 5.9 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

      Section 5.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares solely for working capital.

      Section 5.11 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once per month.

      Section 5.12 Compensation. The Company shall not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses without the unanimous written consent of the members of the Compensation Committee of the Company's Board of Directors.

      Section 5.13 By-laws. The Company shall at all times cause its By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least 1,500,000 shares of Series A Convertible Preferred Stock shall have the right to call a meeting of the Board of Directors or stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Convertible Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

      Section 5.14 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part any of the Employee Nondisclosure and Developments Agreements or the Founders Agreements without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

      Section 5.15 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 33-1/3% per annum from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

      Section 5.16 Employee Nondisclosure and Developments Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries (if any) to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit E from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company of its subsidiaries, and, within 30 days following the Closing Date, from all current employees who have not previously provided such agreement.

      Section 5.17 Activities of Subsidiaries. The Company will not organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned (directly or indirectly) by the Company. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

      Section 5.18 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

      Section 5.19 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries regarding its transactions will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 5.20 Change in Nature of Business. The Company shall not make, or permit any subsidiary to make, any material change in the nature of its business as set forth in the Business Plan.

      Section 5.21 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.24 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

      Section 5.22 Compensation and Audit Committees. The Company shall, by amending its By-laws or otherwise, establish and maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of two non-management directors. No increase in compensation, bonuses or other remuneration shall be paid to, and no capital stock or options to acquire capital stock of the Company shall be issued or granted to, any director or executive officer of the Company or any of its subsidiaries, without the approval of the Compensation Committee. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors and shall approve the Company's annual audit prior to its issuance each year.

      Section 5.23. Termination of Covenants. The covenants contained in this
Article V will terminate and be of no further force or effect upon the earlier of (i) the date of a Qualified Public Offering and (ii) the date on which at least 4,500,000 Conversion Shares have been sold in one or more public offerings.

                                   ARTICLE VI.

                                  MISCELLANEOUS

      Section 6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company will reimburse the fl@tiron Fund LLC for consultant expenses of $2,250 and that upon closing the Company shall pay the fees of the Purchasers' special counsel, Brown Raysman Millstein Felder & Steiner LLP, and O'Sullivan Graev & Karabell, LLP, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof, and all related disbursements incurred by any of such counsel.

      Section 6.2 Survival of Representatives; Termination of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any Transaction Document or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or any Transaction Document, shall survive the execution and delivery of this Agreement or the Transaction Documents, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares (i) in the case of covenants and agreements, an indefinite period of time (subject to the provisions of Section 5.23 hereof), and (ii) in the case of representations and warranties, for a period of five (5) years, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

      Section 6.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party. If the party to be indemnified shall be a Purchaser, then such indemnification shall include without limitation losses which may be suffered as a result of diminution in value of such Purchaser's investment hereunder in the case of loss.

      Section 6.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares, unless the conversion shares were purchased by such subsequent holders in a public offering.

      Section 6.5. Lock-Up Agreement. Each Purchaser and its successors and assigns will agree, to the extent reasonably requested by any underwriter of securities of the Company in connection with an initial public offering of the Company's Common Stock, to enter into an agreement consistent with then market practice for major bracket underwriters not to sell or otherwise transfer or dispose of any shares of Common Stock for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act, which agreement shall also bind the Founders, executive officers, directors, and other shareholders on terms and conditions substantially similar to those which shall apply to the Purchasers and said successors and assigns.

      Section 6.6 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

            (a) if to the Company, to it at StarMedia Network, Inc., 1076 East Putnam Avenue, Riverside, Connecticut 06878, Attention: President, with a copy to Justin K. Macedonia, Esq., Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY 10004; and

            (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I with a copy to Jay S. Rand, Esq., Brown Raysman Millstein Felder & Steiner, 120 West 45th Street, New York, New York 10036;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

      Section 6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Section 6.8 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

      Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 6.10 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

      Section 6.11 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

      Section 6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

      Section 6.13 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

            (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                           StarMedia Network, Inc.

                                           By: /s/ Fernando Espuelas
                                               ---------------------------------
                                               Name: Fernando Espuelas
                                               Title: CEO


                                           Purchasers named in Schedule I to the
                                           Purchase Agreement:

                                           The fl@tiron Fund LLC

                                           By: /s/ Frederick Wilson
                                               ---------------------------------
                                           Title: Managing Member
                                                  ------------------------------


                                           Chase Venture Capital Associates,
                                           L.P.

                                           By: Chase Capital Partners, its
                                                General Partner

                                           By: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                           Title:
                                                  ------------------------------

/s/ Christopher T. Linen
--------------------------------------------
Christopher T. Linen


Caramia LLC

By: /s/ [ILLEGIBLE]
    ----------------------------------------
Title: Member/Trustee
       -------------------------------------

/s/ Benjamin Gitlow, Jr. & Joan Gitlow
--------------------------------------------
Benjamin Gitlow, Jr. & Joan H Gitlow

/s/ Peter M. Feldman
--------------------------------------------
Peter M. Feldman

/s/ Lynda H. Feldman
--------------------------------------------
Lynda H. Feldman

/s/ Kevin & Paige Guidotti
--------------------------------------------
Kevin & Paige Guidotti

/s/ [ILLEGIBLE]
--------------------------------------------
Stephen M. Kosslyn & Robin Rosenberg

/s/ [ILLEGIBLE]
--------------------------------------------
Steven Rosenberg

/s/ Rhonda Roland Scherer
--------------------------------------------
Rhonda Roland Scherer

/s/ Katherine G. Bramante and A. Donald Bramante
------------------------------------------------
Katherine G. Bramante and A. Donald Bramante


Leigh Ellen Feldman Trust Fund

By: /s/ Peter M. Feldman
    ----------------------------------------
Title: TTE
       -------------------------------------

/s/ Tracy Leeds
--------------------------------------------
Tracy Leeds

/s/ Laurence Leeds, Jr.
--------------------------------------------
Laurence Leeds, Jr.

/s/ Adele Morrissette
--------------------------------------------
Adele Morrissette


Katherine Yu-ting Chen Trust

By: /s/ Jack C. Chen
    ----------------------------------------
Title: Trustee
       -------------------------------------

/s/ [ILLEGIBLE]
--------------------------------------------
Ralph & Rebecca Clark


Niki Francesca Bramante Custodial Account

By: /s/ Katherine G. Bramante
    ----------------------------------------
Title: Custodian
       -------------------------------------

/s/ Daniel D. & Lois F. Chabris
--------------------------------------------
Daniel D. & Lois F. Chabris

/s/ William T. End
--------------------------------------------
William T. End

/s/ Douglas & Elizabeth McLaury
--------------------------------------------
Douglas & Elizabeth McLaury

/s/ Sidney Landau
--------------------------------------------
Sidney Landau

/s/ Matthew J. Whitehead II
--------------------------------------------
Matthew J. Whitehead II

/s/ Matthew J. Whitehead III
--------------------------------------------
Matthew J. Whitehead III

/s/ Richard Davies
--------------------------------------------
Richard Davies

/s/ Harold & Judith Edelman
--------------------------------------------
Harold & Judith Edelman

/s/ [ILLEGIBLE]
--------------------------------------------
Walter J. Boyles

/s/ Herbert L. Wasserman, Ph.D.
--------------------------------------------
Herbert L. Wasserman, Ph.D.

                                   SCHEDULE I

                                   Purchasers


                                        Number of Preferred
Name and                                Shares                Purchase Price for
Address of Purchaser                    to be Purchased       Preferred Shares
--------------------                    ---------------       ----------------

Chase Venture Capital Associates, L.P.
380 Madison Avenue, 12th floor
New York, NY 10017
Attn: Mr. I. Robert Greene

The fl@tiron Fund LLC
do Chase Capital Partners
380 Madison Avenue, 12th Floor
New York, NY 10017
Attn: Mr. Fred Wilson

StarMedia Network, Inc.
List of Preferred Shareholders

Name                          Preferred Shares to be Purchased in this Placement
--------------------------------------------------------------------------------

The fl@tiron Fund LLC                               465,000
Chase Venture Capital                             5,535,000
     Associates, L.P.
Christopher Linen                                   100,000
Caramia LUC                                         100,000
Tracy Leeds                                         100,000
Laurence Leeds, Jr.                                 100,000
Benjamin & Joan H. Gitlow                           100,000
Peter M. Feldman & Associates, Inc.                  80,000
Kevin & Paige Guidotti                               70,000
Professor Stephen M. Kosslyn                         50,000
Steven Rosenberg                                     50,000
Rhonda Scherer                                       50,000
Daniel D. Chabris                                    50,000
William T. End                                       50,000
Douglas & Elizabeth McLaury                          50,000
Sidney Landau                                        50,000
Matt Whitehead II                                    50,000
Matt Whitehead III                                   50,000
Richard Davies                                       40,000
Harold & Judith Edelman                              30,000
Walter Boyles                                        30,000
Herbert L. Wasserman                                 30,000
Katherine and Donald Bramante                        25,000
Leigh Ellen Feldman Trust                            20,000
Adele Morrissette                                    20,000
Katherine Yu-ting Chen Trust                         20,000
Ralph & Rebecca Clark                                10,000
Bramante Custodian Account                            5,000
                                                  ---------
Total                                             7,330,000

                        Schedule II: Disclosure Schedule

Article II

Section 2.4

There are twenty (20) holders of Common Stock whom in aggregate hold 10,012,000 shares of Common Stock.

There are nineteen (19) holders of options on Common Stock whom in aggregate hold options to purchase 1,839,933 shares of Common Stock.

Upon closing of this placement, there will be twenty-eight (28) holders of the Series A Convertible Preferred Stock whom in aggregate will hold 7,330,000 shares of the Series A Convertible Preferred Stock.

Section 2.6

Accounts payable to Wunderman Cato Johnson, an advertising agency, of approximately $75,000.

Promissory note debt to Fernando Espuelas date May 3, 1997 for $18,5000 and paid down on July 24, 1997.

Promissory note debt to S.L. Chen & Associates, Inc. dated May 3, 1997 for $30,000 and paid down on July 24, 1997. S.L. Chen & Associates is controlled by family members of Jack Chen, President of StarMedia Network, Inc.

Promissory note debt to Jack Chen date May 17, 1997 for $100,000 and paid down on July 24, 1997.

Section 2.7

Violation of trademark alleged by Starmedia, Inc. in letter received from Handal & Morofsky dated January 24, 1997.

Section 2.9

Trademark applications have been made with the US patent & Trademark Office for the following marks: StarMedia, StarMedia with design, TalkPlanet.

Violation of trademark alleged by Starmedia, Inc. in letter received from Handal & Morofsky dated January 24, 1997.

Section 2.14

Stockholders' Agreement dated July 25, 1997.

Registration Rights Agreement dated July 25, 1997.

Agreement between StarMedia Network, Inc. and CBS Telenoticias dated June 20, 1997.

Agreement between America Economia and StarMedia Network, Inc. dated May 14,
1997.

Internet Services and Products Master Agreement between StarMedia Network, Inc. and BBN Planet dated August 9, 1996.

Netline Reporting Services Agreement with Internet Profiles Corporation dated January 15, 1997.

Nielsen-I/PRO I/COUNT Software License Agreement with Internet Profiles Corporation dated January 21, 1997.

Content Licensing Agreement with Quote.com, Inc. dated November 25, 1996.

Oral Agreement between StarMedia Network, Inc. and Fox Latin America with respect to co-markting arrangement dated January 22, 1997.

Oral Agreement between StarMedia Network, Inc. and Spelling Satellite Networks with respect to co-marketing arrangement dated February 10, 1997.

Employment Agreement with Fernando Espuelas dated July 25, 1997.

Employment Agreement with Jack Chen dated July 25, 1997.

Oral compensation agreement with Anne Andiorio, Senior Vice President, Corporate Relations dated June 1, 1997.

Oral agreement with Mokonet, Inc. with respect to developing an electronic mail system dated April 21, 1997.

Oral lease for 1076 East Putnam Avenue dated September 1, 1996 with JC Corporation, which is owned and controlled by family members of Jack Chen, President of StarMedia Network, Inc.

Lease dated June 5, 1997 for office in Bogota, Colombia.

Medical Insurance plan available to all employees. Stock option plan available to certain employees. Disability Insurance for Fernando Espuelas and Jack Chen.

Section 2.19

Expect to be delayed by approximately 2 to 3 months on revenue and profit & loss model given that model assumed completion of financing in May 1997. The level of investment since the Private Placement Memorandum dated March 1997 has been substantially below the level which was budgeted; further described in electronic mail correspondence with Flatiron Partners dated June 19, 1997.

Section 2.22

Office Total Estimated 1997 Compensation (not including any bonuses, option grants or other such compensation TBD by the Board or benefit costs)

Fernando J. Espuelas                $73,000
Chairman and CEO

Jack C. Chen                        $73,000
President

Anne Andiorio                       $166,000
Senior Vice President, Corporate
Relations

Alfredo Escobedo                    $43,000
General Manager, Andinos Region

Jonathan Hirschman                  $40,000
Vice President, Operations

Tracy Leeds                         $35,000
Vice President, Product Development
and Marketing

Brian Stauffer                      $60,000
Vice President and Creative Director

Employment Agreement with Fernando Espuelas dated July 25, 1997.

Employment Agreement with Jack Chen dated July 25, 1997.

Oral compensation agreement with Anne Andiorio, Senior Vice President, Corporate Relations dated June 1, 1997.

Section 2.23

Promissory note debt to Fernando Espuelas dated May 3, 1997 for $18,500 and paid down on July 24, 1997.

Promissory note debt to S.L. Chen & Associates, Inc. dated May 3, 1997 for $30,000 and paid down on July 24, 1997. S.L. Chen & Associates is controlled by family members of Jack Chen, President of StarMedia Network, Inc.

Promissory note debt to Jack Chen dated May 17, 1997 for $100,000 and paid down on July 24, 1997.

Oral lease for 1076 East Putnam Avenue dated September 1, 1996 with JC Corporation, which is owned and controlled by family members of Jack Chen, President of StarMedia Network, Inc.

Section 2.24

Jonathan Hirschman, Vice President, Operations, David Baker, Director of Technology, and Tracy Leeds, Vice President of Product Development & Marketing, have not signed the Non-Disclosure and Development Agreements.

Section 2.27

Medical insurance plan available to all employees. Disability insurance for Fernando Espuelas and Jack Chen.

The company has made oral commitments to its employees regarding providing the medical insurance plan available to all employees. The company has obligations in Employment Agreements dated July 25, 1997 to provide the disability insurance for Fernando Espuelas and Jack Chen.